UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2024

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13779	45-4549771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2024, W. P. Carey Inc. (the “Company”) consummated the public offering (the “Offering”) of $400 million aggregate principal amount of 5.375% Senior Notes due 2034 (the “Senior Notes”). The Offering settled on June 28, 2024 and was made pursuant to (i) the Company’s automatic shelf registration statement on Form S-3 (File No. 333-264613), filed with the Securities and Exchange Commission on May 2, 2022; and (ii) a final prospectus supplement relating to the Senior Notes, dated as of June 18, 2024. The Company intends to use the net proceeds from this Offering for general corporate purposes, including to fund potential future investments (including acquisitions and development and redevelopment activities) and to repay certain indebtedness.

The terms of the Senior Notes are governed by an indenture, dated as of March 14, 2014 (the “Base Indenture”), by and between the Company, as issuer, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture dated as of June 28, 2024 (the “Tenth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.

The Senior Notes bear interest at 5.375% per annum, accruing from June 28, 2024. Interest on the Senior Notes is payable semi-annually on June 30 and December 30 of each year, commencing on December 30, 2024. The Senior Notes will mature on June 30, 2034. The Senior Notes are the Company’s direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness.

The Company may redeem the Senior Notes at any time in whole, or from time to time in part, at the make-whole redemption price specified in the Tenth Supplemental Indenture. If the Senior Notes are redeemed on or after March 30, 2034 (three months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains covenants that, among other things, require the Company to maintain at all times a specified ratio of unencumbered assets to unsecured debt and limit the Company from incurring secured and unsecured indebtedness. However, those covenants are subject to significant exceptions. In addition, our ability to consummate a merger, consolidation or a transfer of all or substantially all of our consolidated assets to another person is limited unless certain conditions are satisfied. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing descriptions of the Base Indenture and the Tenth Supplemental Indenture in this Current Report on Form 8-K do not purport to be complete, and are qualified in their entirety by reference to Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Note representing $400 Million Aggregate Principal Amount of 5.375% Senior Notes due 2034 (contained in Exhibit 4.3).
4.2	Indenture dated as of March 14, 2014, by and between W. P. Carey Inc., as issuer and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 14, 2014).
4.3	Tenth Supplemental Indenture dated as of June 28, 2024, by and between W. P. Carey Inc., as issuer, and U.S. Bank Trust Company, National Association, as trustee.
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 28, 2024	W. P. Carey Inc.

	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer